UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2024
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amended and Restated Portfolio Loan Facility and Amendment of Advisory Agreement
On November 3, 2021, certain of KBS Real Estate Investment Trust III, Inc.’s (“KBS REIT III”) indirect wholly owned subsidiaries (the “Portfolio Loan Borrowers”), entered into a loan agreement with Bank of America, N.A., as administrative agent (the “Agent”); BofA Securities, Inc., Wells Fargo Securities, LLC and Capital One, National Association as joint lead arrangers and joint book runners; Wells Fargo Bank, N.A., as syndication agent; and each of the financial institutions signatory thereto as lenders (as subsequently modified and amended, the “Amended and Restated Portfolio Loan Facility”). The current lenders under the Amended and Restated Portfolio Loan Facility are Bank of America, N.A.; Wells Fargo Bank, National Association; U.S. Bank, National Association; Capital One, National Association; PNC Bank, National Association; Regions Bank; and Zions Bankcorporation, N.A., DBA California Bank & Trust (together, the “Portfolio Loan Lenders”). The Amended and Restated Portfolio Loan Facility is secured by 60 South Sixth, Preston Commons, Sterling Plaza, Towers at Emeryville, Ten Almaden and Town Center (the “Properties”).
On October 11, 2024, KBS REIT III, through the Portfolio Loan Borrowers, entered into a sixth loan modification and extension agreement with the Agent and the Portfolio Loan Lenders (the “Sixth Extension Agreement”). Pursuant to the Sixth Extension Agreement, the maturity date of the facility was extended to November 20, 2024. The Sixth Extension Agreement requires KBS REIT III to satisfy certain conditions, some of which conditions are not in the sole control of KBS REIT III, including KBS REIT III taking identified actions relating to its portfolio. The failure of KBS REIT III to satisfy certain of these conditions will result in an immediate event of default under the loan documents. KBS REIT III will amend this Current Report on Form 8-K to provide updates on the maturity of the facility.
The aggregate outstanding principal balance of the Amended and Restated Portfolio Loan Facility was approximately $601.3 million as of October 11, 2024.
The Sixth Extension Agreement waived certain milestones initially included in the fourth and fifth extension agreements(1), including the requirement for KBS REIT III to raise not less than $100,000,000 in new equity, debt or a combination of both.
Under the Sixth Extension Agreement, the Agent and the Portfolio Loan Lenders waived the requirement for the Properties to satisfy the minimum required ongoing debt service coverage ratio through the then current maturity date under the loan documents and waived the requirement for KBS REIT Properties III LLC, an indirect wholly owned subsidiary of KBS REIT III, as guarantor, to satisfy a net worth covenant through the then current maturity date under the loan documents.
Pursuant to the Sixth Extension Agreement, the Portfolio Loan Borrowers also agreed (a) to pay the Portfolio Loan Lenders a non-refundable fee in the amount of $250,000, and (b) to pay the Agent certain costs and expenses incurred by the Agent in connection with the Sixth Extension Agreement. In addition, pursuant to the Sixth Extension Agreement, the Portfolio Loan Lenders agreed to modify the timing of the payment of the exit fee in the amount of $1.0 million due to the Portfolio Loan Lenders to the earliest to occur of the maturity date, the occurrence of certain triggering events under the loan documents and the repayment of the loan in full.
On February 12, 2024, KBS REIT III engaged Moelis & Company LLC, a global investment bank with expertise in real estate, capital raising and restructuring, to assist KBS REIT III in developing, evaluating and pursuing the initiatives to restructure its outstanding debt obligations. KBS REIT III will continue to work to meet all of the conditions in the Sixth Extension Agreement, though there can be no assurance as to the certainty or timing of KBS REIT III’s plans.
Also, as required by the Sixth Extension Agreement, on October 11, 2024, KBS REIT III and KBS Capital Advisors LLC, KBS REIT III’s external advisor (the “Advisor”), entered into an amendment to the advisory agreement between the parties to reduce and defer until December 1, 2025 certain transaction-based compensation in an amount of approximately $0.5 million that may be payable to the Advisor.
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(1) On February 6, 2024 and July 15, 2024, KBS REIT III, through the Portfolio Loan Borrowers, entered into the fourth and fifth loan modification and extension agreements, respectively, with the Agent and the Portfolio Loan Lenders. See KBS REIT III’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 12, 2024 and July 18, 2024 for a description of the material terms of these agreements.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in this Report set forth under Item 1.01 regarding the Amended and Restated Portfolio Loan Facility and Sixth Extension Agreement is incorporated herein by reference.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to debt obligations. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of KBS REIT III’s Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from August 14, 2024. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. Moreover, KBS REIT III’s loan agreements contain cross default provisions, including that the failure of one or more of its subsidiaries to pay debt as it matures under one debt facility may trigger the acceleration of KBS REIT III’s indebtedness under other debt facilities. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance any maturing loans. Even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required or if it is unable to satisfy any covenants or other terms and conditions contained in any agreement evidencing such extension or refinancing. There is no assurance that KBS REIT III will be able to satisfy any covenants or other terms and conditions contained in any current agreements evidencing its debt obligations or any extension or refinancing agreement that is entered into. The Sixth Extension Agreement requires KBS REIT III to satisfy certain conditions, some of which conditions are not in the sole control of KBS REIT III, including KBS REIT III taking identified actions relating to its portfolio. If KBS REIT III unable to successfully refinance or restructure certain of its debt instruments, KBS REIT III may seek the protection of the bankruptcy court to implement a restructuring plan, which would constitute an event of default under the indebtedness of its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: October 18, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary